Exhibit 3.(I).2

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                           COMPANIES (JERSEY) LAW 1991

                                 CERTIFICATE OF
                         INCORPORATION ON CHANGE OF NAME
                           OF A PUBLIC LIMITED COMPANY

                                                         Registered Number 30810

                              I HEREBY CERTIFY THAT

                          LONDON PACIFIC GROUP LIMITED

a public company incorporated under the Companies (Jersey) Laws, 1861-1968, having changed its name by special resolution, has today been entered on the Register of Companies incorporated in Jersey as a public company having the name of

                           BERKELEY TECHNOLOGY LIMITED


Dated this 12th day of June 2003
                                                   Deputy Registrar of Companies


Under Article 13 of the Companies (Jersey) Law 1991, as amended, Jersey companies shall end (a) with the word "Limited" or the abbreviation "Ltd" or (b) with the words "avec responsabilite limitee" or the abbreviation "a.r.l". A company which used (a) or (b) may, in setting out or using its name for any purpose under this law, do so in full or in the abbreviated form, as it prefers.